UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 2, 2008
Genelabs Technologies, Inc.

(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 369-9500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b), (c), (d) and (e): Genelabs Technologies, Inc. (“Genelabs” or the “Company”) has appointed Frederick W. Driscoll, 57, as the Company’s President and Chief Executive Officer, effective as of September 2, 2008. In connection with Mr. Driscoll’s appointment as President and Chief Executive Officer, Irene A. Chow, Ph.D., who has served as the Company’s acting principal executive officer, has relinquished this position. Dr. Chow will continue to serve as the Company’s Executive Chairman of the Board.
     The Company also increased the size of its board of directors (the “Board”) from five to six members, and Mr. Driscoll was appointed to the Board, effective as of September 2, 2008. Mr. Driscoll will serve until the 2009 annual meeting of the Company’s shareholders. As an employee director, Mr. Driscoll is not an independent director within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, and as such he will not serve on any of the current committees of the Board.
     Mr. Driscoll has served as Genelabs’ Chief Financial Officer since October 30, 2007 and has been sharing principal executive officer responsibilities with Dr. Chow, the Company’s Executive Chairman, since January 29, 2008. He will also retain his role as Chief Financial Officer. He has more than 30 years of financial management and operational leadership experience in the biotechnology and medical device industries. Prior to joining Genelabs, from October 2006 to October 2007, Mr. Driscoll served as Chief Financial Officer of Astraris, Inc., a start up biotechnology company developing vascular disrupting technology to treat solid tumors. From October 2000 to June 2006, he was employed by OXiGENE, Inc., a publicly-traded biotechnology company, initially as Vice President Finance and Operations and subsequently as President and Chief Executive Officer. During his tenure at OXiGENE, Mr. Driscoll built strong relationships with institutional investors, investment banks and research analysts and successfully recapitalized the company through private and public financings, enabling the company to advance its lead oncology investigational drug CA4P (now known as ZYBRESTAT) from Phase 1 to Phase 3 clinical development. Previously, Mr. Driscoll served as Senior Vice President of Finance and Operations for Collagenesis Corporation and Vice President-Finance for Instrumentation Laboratory.
     Pursuant to the terms of Mr. Driscoll’s offer letter executed on September 2, 2008, Mr. Driscoll will receive an initial base salary of $32,083.34 per month (equivalent to $385,000 per year). Mr. Driscoll also will be eligible to participate in the Company’s Annual Bonus Plan, for which his targeted bonus level for 2008 will be prorated 8/12 at his former target of 35% of base salary and 4/12 at his new target of 45% of base salary, taking into account performance criteria. Furthermore, Mr. Driscoll has received a grant of options to purchase 230,000 shares of the Company’s common stock under the Company’s 2007 Omnibus Stock Incentive Plan. The description of the offer letter is qualified in its entirety by the full text of the offer letter, which is filed with this Current Report on Form 8-K as Exhibit 10.01.
     As a full-time employee, Mr. Driscoll is eligible to participate in the Company’s standard employee benefit programs, including health, life and short- and long-term disability insurance, flexible benefits, Employee Stock Purchase Plan (ESPP) and 401(k) tax deferred savings plans. Mr. Driscoll’s employment will continue to be “at will”.
     A copy of the press release issued by the Company announcing the appointment of Mr. Driscoll is filed with this Current Report on Form 8-K as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
10.01	Offer Letter Entered into between Genelabs Technologies, Inc. and Frederick W. Driscoll, dated September 2, 2008

99.01	Press Release of Genelabs Technologies, Inc., dated September 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.
Date: September 4, 2008	By:	/s/ Frederick W. Driscoll
		Name:	Frederick W. Driscoll
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.01	Offer Letter Entered into between Genelabs Technologies, Inc. and Frederick W. Driscoll, dated September 2, 2008

99.01	Press Release of Genelabs Technologies, Inc., dated September 3, 2008